UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 3, 2015

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02   Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On December 3, 2015, the board of directors of Ecolab Inc., a Delaware corporation (“Ecolab”), approved the appointment of David W. MacLennan as a member of the board of directors. Mr. MacLennan will serve as a member of the Audit Committee and the Governance Committee of Ecolab’s board of directors.

In September 2015, Mr. MacLennan became Chairman of the Board of Cargill, Incorporated, a privately held company and world-leading producer and marketer of food, agricultural, financial, and industrial products and services.  He has been Cargill’s Chief Executive Officer since 2013, and he held the offices of Chief Operating Officer and President from 2011 until his appointment as Chief Executive Officer. Prior to these roles, Mr. MacLennan held several positions with Cargill, including Chief Financial Officer, President of Cargill Energy and Managing Director of the Value Investment Group.  He has also held various management positions with US Bancorp Piper Jaffray and Goldberg Securities.  He holds a Bachelor Degree in English from Amherst College and an M.B.A. in Finance from the University of Chicago.

Following the effective date of his appointment as an Ecolab director, Mr. MacLennan will be entitled to participate in Ecolab’s regular director compensation arrangements.  Information regarding Ecolab’s director compensation arrangements is included in the definitive proxy statement relating to Ecolab’s 2015 annual stockholders meeting filed with the SEC on March 20, 2015, and is incorporated herein by reference.

A copy of the News Release issued by Ecolab in connection with this report under Item 5.02(d) is attached as Exhibit (99).

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(99)                                                 Ecolab Inc. News Release dated December 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 3, 2015	By:	/s/David F. Duvick
David F. Duvick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing
(99)	Ecolab Inc. News Release dated December 3, 2015.	Filed herewith electronically.